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                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------

                             AXA FINANCIAL, INC.
            (Exact name of registrant as specified in its charter)
                                   Delaware
        (State or other jurisdiction of incorporation or organization)
                                  13-3623351
                     (I.R.S. Employer Identification No.)

                         1290 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10104
             (Address, including zip code, and telephone number,
                     including area code, of registrant's
                         principal executive offices)


                             C/O ROBERT E. GARBER
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             AXA FINANCIAL, INC.
                         1290 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10104
                                (212) 554-1224
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPIES TO:
                            MICHAEL W. BLAIR, ESQ.
                             DEBEVOISE & PLIMPTON
                               875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 909-6000

     Approximate date of commencement of proposed sale to the public:
     From time to time as determined by market conditions, after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities are being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-45415
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
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
==============================================================================================================
         TITLE OF EACH CLASS OF               AMOUNT TO        PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
      SECURITIES TO BE REGISTERED           BE REGISTERED          OFFERING PRICE (1)           REGISTRATION
                                                 (1)                                               FEE (2)
==============================================================================================================
AXA Financial, Inc. Debt Securities          $80,000,000               $80,000,000                 $21,120
==============================================================================================================
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(1)  Such amount represents the maximum aggregate offering price to the public of the securities offered hereby and includes such indeterminate principal amount of Debt Securities as may from time to time be issued at indeterminate prices.
(2)  The registration fee has been calculated on the basis of the maximum offering price of all securities listed in accordance with Rule 457(o)
     under the Securities Act of 1933.
     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein also relates to a total of $400,000,000 of unsold securities registered by AXA Financial, Inc. (formerly known as The Equitable Companies
Incorporated), under the Registration Statement No. 333-45415, which was declared effective on March 27, 1998. This Registration Statement constitutes
Post-Effective Amendment No. 1 to Registration Statement No. 333-45415,
pursuant to which the total amount of unsold securities previously registered under Registration Statement No. 333-45415 may be offered and sold as AXA
Financial, Inc. Debt Securities, together with the securities registered hereunder, through the use of the combined Prospectus incorporated by reference herein.


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INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3, FILE NO.
333-45415

     AXA Financial, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3, as amended (File No. 333-45415), declared effective March 27, 1998 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.



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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16.  EXHIBITS

         Set forth below is a list of the exhibits included as part of the Registration Statement.

     EXHIBIT
      NUMBER                          DESCRIPTION
     -------                          -----------

     5(a)        Opinion of Debevoise & Plimpton, counsel to AXA Financial,
                 Inc., as to the validity of certain of the Offered Securities.
     23(a)       Consent of PricewaterhouseCoopers LLP
     23(b)       Consent of Debevoise & Plimpton (included in Exhibit 5(a))




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AXA Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 25, 2000.

                                   AXA FINANCIAL, INC.
                                   (Registrant)


                                   By:    /s/  Kevin R. Byrne
                                       -----------------------------
                                   Name:     Kevin R. Byrne
                                   Title:    Senior Vice President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with AXA Financial, Inc. and on the dates indicated:

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
            SIGNATURES                                TITLE                                DATE
            ----------                                -----                                ----

                   *                 Chairman of the Board, Director                  July 25, 2000
--------------------------------
         Henri de Castries

                   *                 President and Chief Executive Officer,           July 25, 2000
--------------------------------       Director
         Edward D. Miller

                   *                 Vice Chairman of the Board and                   July 25, 2000
--------------------------------       Chief Financial Officer
         Stanley B. Tulin

                   *                 Senior Vice President and Controller             July 25, 2000
--------------------------------
         Alvin H. Fenichel

                   *                 Director                                         July 25, 2000
--------------------------------
           Claude Bebear

                   *                 Director                                         July 25, 2000
--------------------------------
          John S. Chalsty

                   *                 Director                                         July 25, 2000
--------------------------------
        Francoise Colloc'h

                   *                 Director                                         July 25, 2000
--------------------------------
         Joseph L. Dionne

                   *                 Director                                         July 25, 2000
--------------------------------
         Jean-Rene Fourtou
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
            SIGNATURES                                TITLE                                DATE
            ----------                                -----                                ----

                   *                 Director                                         July 25, 2000
--------------------------------
         Donald J. Greene

                   *                 Director                                         July 25, 2000
--------------------------------
          John T. Hartley

                   *                 Director                                         July 25, 2000
--------------------------------
      John H.F. Haskell, Jr.

                   *                 Director                                         July 25, 2000
--------------------------------
          Nina Henderson

                   *                 Director                                         July 25, 2000
--------------------------------
         W. Edwin Jarmain

                   *                 Director                                         July 25, 2000
--------------------------------
     Didier Pineau-Valencienne

                   *                 Director                                         July 25, 2000
--------------------------------
       George J. Sella, Jr.

                   *                 Director                                         July 25, 2000
--------------------------------
         Dave H. Williams


*By:   /s/  Adam R. Spilka                                                            July 25, 2000
       -----------------------
       Name:    Adam R. Spilka
       Title:   Attorney-in-Fact

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